UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

ASSET ENTITIES INC.
(Exact name of Company as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Company’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The Nasdaq Stock Market LLC

Indicate by check mark whether the Company is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2025, Asset Entities Inc., a Nevada corporation (the “Company”), entered into an Amended and Restated Waiver and Consent, dated as of March 20, 2025 (the “A&R Ionic ATM Waiver”), between the Company and Ionic Ventures, LLC, a California limited liability company (“Ionic”), the sole holder of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (“Series A Preferred Stock”). Pursuant to the A&R Ionic ATM Waiver, Ionic waived any prohibition, restriction or adverse adjustment that would otherwise apply to any action of the Company relating to an “at the market offering” (as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”)), under a sales agreement between the Company and A.G.P./Alliance Global Partners (“A.G.P.”) under which the Company may offer and sell through A.G.P., as sales agent, the Company’s shares of Class B Common Stock (“Class B Common Stock”), $0.0001 par value per share (“Waived A.G.P. ATM”), under the Securities Purchase Agreement, dated as of May 24, 2024, between the Company and Ionic, as amended by the First Amendment to Securities Purchase Agreement, dated as of June 13, 2024, between the Company and Ionic (as amended, the “Ionic Purchase Agreement”), or the Series A Certificate of Designation of Series A Convertible Preferred Stock of the Company filed with the Secretary of State of the State of Nevada on May 24, 2024, as amended by the Certificate of Amendment to Designation filed with the Secretary of State of the State of Nevada on June 14, 2024, as amended by the Certificate of Amendment to Designation of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on September 4, 2024 at 9:58 AM Pacific Time, as amended by the Certificate of Amendment to Designation of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on September 4, 2024 at 11:38 AM Pacific Time (as amended, the “Series A Certificate of Designation”). Pursuant to the A&R Ionic ATM Waiver, regardless of the terms and conditions of the Ionic Purchase Agreement and the Series A Certificate of Designation, the Company may at any time enter into or consummate the transactions contemplated by any agreement relating to a Waived A.G.P. ATM, the filing of a prospectus supplement to a prospectus contained in an effective registration statement that was filed under the Securities Act relating to a Waived A.G.P. ATM, the announcement of a Waived A.G.P. ATM, the issuance, offer, sale, or grant of any shares of the Class B Common Stock relating to a Waived A.G.P. ATM, or the issuance, offer, sale, or grant of any securities in connection with either the provision of goods or services or settlement of any obligations that may otherwise arise with respect to a Waived A.G.P. ATM. In addition, pursuant to the A&R Ionic ATM Waiver, Ionic waived any adjustment to the applicable Conversion Price (as defined in the Series A Certificate of Designation), which partly determines the number of shares of Class B Common Stock issuable upon conversion of a share of Series A Preferred Stock, that would otherwise occur as a result of any Waived A.G.P. ATM under the terms of the Series A Certificate of Designation.

A copy of the A&R Ionic ATM Waiver is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the description above is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Waiver and Consent, dated as of March 20, 2025, between Asset Entities Inc. and Ionic Ventures, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2025	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer and President

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